                                  EXHIBIT 21
                                  ----------



                        Subsidiaries of the Registrant
                        ------------------------------



The Registrant has the following wholly owned subsidiaries which do business under their respective legal names:


Name                                              Place of Incorporation
----                                              ----------------------


WD-40 Products (Canada) Ltd.                      Ontario, Canada

WD-40 Company Limited                             London, England

WD-40 Company (Australia) Pty. Limited            New South Wales, Australia